SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:


 |_|  Preliminary Proxy Statement         |_|  Confidential for Use of the Com-
                                                mission Only (as permitted by
                                                Rule 14a-6(e)(2))


 |_|  Definitive Proxy Statement


 |X|  Definitive Additional Materials

 |_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SHARED TECHNOLOGIES INC.
                (Name of Registrant as Specified in Its Charter)

 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

 |_|    $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), or 14a-6(i)(2)
        or Item 22(a) of Schedule 14A.

 |_| $500 per each  party  to the  controversy  pursuant  to  Exchange  Act Rule
     14a-6(i)(3).

 |X| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)       Title of each class of securities to which transaction applies:
             Common Stock, Cumulative Convertible Preferred Stock, Special Preferred Stock.

   (2)       Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     Common stock (6,000,000 shares at $3.44 per share*)             =       $20,640,000
     ------------------------------------------------- ---------------------------------

     Cumulative Convertible Preferred Stock                          =       $25,000,000 (liquidation value)
     -------------------------------------------------------------------------------------------------------

     Special Preferred Stock                                         =       $20,000,000 (liquidation value)

     Payment for preferred stock and assumed debt                    =      $223,500,000
     -----------------------------------------------------------------------------------

        (4)       Proposed maximum aggregate value of transaction:
                                            $289,140,000

        (5)       Total fee paid:

                                            $57,828.00

 |X|    Fee paid previously with preliminary materials.

 |X| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)       Amount Previously Paid:

                                            $57,828.00

        (2)       Form, Schedule or Registration Statement No.:

                                            Schedule 14A

        (3)       Filing Party:

                                            Shared Technologies Inc.

        (4)       Date Filed:

                                            December 1, 1995




--------
* Average of the high ($3.62) and low ($3.25) prices as reported on November 24, 1995, a date which is within five (5) business days prior to the date of filing.

                            SHARED TECHNOLOGIES INC.

             SUPPLEMENTAL NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           March 4, 1996 at 2:00 p.m.

     Notice is hereby given that the Merger Agreement described in the Notice of Special Meeting of Stockholders dated February 12, 1996 with respect to a Special Meeting of Stockholders of Shared Technologies Inc. ("STI") to be held on March 4, 1996, at 2:00 p.m. and any adjournments thereof, at the offices of S.G. Warburg & Co., Inc., 277-Park Avenue, New York, New York (the "Meeting") has been amended as described below. Therefore, the Stockholders will be voting upon the following matter:

     Approval of Merger and Amendments to Restated Certificate of Incorporation. Approval of (i) the merger of Fairchild Industries, Inc. ("FII") with and into STI with STI as the surviving corporation (the "Merger") pursuant to the terms of an Agreement and Plan of Merger, dated as of November 9, 1995, as amended pursuant to certain Amendments dated February 2, 1996, February 24, 1996 and March 1, 1996 (the "Merger Agreement"), as a result of which STI will issue to RHI Holdings, Inc., the sole holder of FII common stock ("RHI"), upon delivery to STI by RHI of its stock certificates evidencing the common stock of FII, 6,000,000 shares of Common Stock and shares of STI 6% Cumulative Convertible Preferred Stock and Special Preferred Stock having an aggregate initial liquidation preference of $45,000,000 (together the "Preferred Stock") and holders of preferred stock of FII will be paid approximately $40,000,000 (the terms of the Merger Agreement and Preferred Stock are described in, and a copy of the Merger Agreement is attached as Exhibit A to, the attached Proxy Statement, which the Board of Directors of STI encourages each stockholder to review carefully), and (ii) amendments to the Restated Certificate of Incorporation of STI as required by the Merger Agreement as a condition to the Merger to:

          a) increase the authorized Common Stock, $.004 par value per share of STI from 20,000,000 to 50,000,000 shares;

          b) increase the authorized shares of preferred stock, $.01 par value per share from 10,000,000 to 25,000,000; and

          c)   change the name of STI to "Shared Technologies Fairchild Inc."

     Only holders of record of Common Stock at the close of business on February 1, 1996, are entitled to notice of and to vote at the Meeting.

                                             By Order of the
                                             Board of Directors,


                                             Kenneth M. Dorros, Secretary

Dated:  March 2, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, OR IF YOU WISH TO CHANGE YOUR VOTE WITH RESPECT TO THE MERGER AS A RESULT OF THE NEW AMENDMENTS, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON. YOU MAY REVOKE YOUR PROXY AT ANYTIME BEFORE IT IS VOTED. PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE MERGER AND THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION. STOCKHOLDERS WHO VOTE AGAINST OR DO NOT VOTE FOR THE MERGER WILL HAVE NO APPRAISAL RIGHTS IF THE MERGER IS APPROVED AND CONSUMMATED.

                SUPPLEMENTAL PROXY STATEMENT DATED MARCH 2, 1996
                                       TO
                     PROXY STATEMENT DATED FEBRUARY 12, 1996


                     FURTHER AMENDMENTS TO MERGER AGREEMENT

     As described in the accompanying Supplemental Notice with respect to Special Meeting of Stockholders of Shared Technologies Inc. ("STI"), on February 24, 1996 STI and Fairchild Industries, Inc. ("FII") entered into Amendment No. 2 to the Agreement and Plan of Merger dated as of November 9, 1995 (the "Merger Agreement") and on March 1, 1996, the parties executed Amendment No. 3 to the Merger Agreement. Copies of Amendment No. 2 and Amendment No. 3 are annexed hereto (together the "New Amendments"), and the following description is qualified in its entirety by reference to the complete text of the New
Amendments. In connection with the New Amendments, STI is mailing this Supplemental Notice of Special Meeting of Stockholders, Supplemental Proxy Statement and proxy card in connection with the solicitation by Management of proxies with respect to the approval of the Merger Agreement, as amended by the New Amendments, by stockholders of STI. Capitalized terms used herein without definition shall have the meanings set forth in STI's Proxy Statement dated February 12, 1996 (the "Proxy Statement").

     Pursuant to authority given, the proxies named in the Proxy Statement and the related proxy materials intend to open the Special Meeting for the transaction of business on March 4, 1996 and immediately to adjourn the Special Meeting until 8:00 a.m. on March 13, 1996, at which time the vote of STI stockholders will be held for the purpose of approving the Merger Agreement, as amended by the New Amendments, and the transactions contemplated thereby.

VOTING; PROXIES

     Any proxy given pursuant to this solicitation or by solicitation by the Proxy Statement may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of STI, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of STI before the taking of the vote at the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Shared Technologies Inc., 100 Great Meadow Road, Wethersfield, CT 06109, Attention: Secretary, or hand delivered to the Secretary of STI before the taking of the vote at the Meeting.

DESCRIPTION OF NEW AMENDMENTS

     As a result of the New Amendments, FII may assign to RHI receivables of FII in an amount of $9,000,000 ("Permitted Receivables"), provided that the net worth of FII upon the Merger shall not be less than $80,000,000. If the Merger has not occurred on or prior to March 15, 1996, the amount of the Permitted Receivables shall be increased to the maximum amount which would not cause the net worth to be less than $80,000,000. A post Merger audited balance sheet will be prepared and if the net worth of FII is shown to be less than $80,000,000, The Fairchild Corporation shall pay the difference to the Surviving Corporation. If the net worth exceeds $80,000,000, the Surviving Corporation shall pay to The Fairchild Corporation the excess, provided that no such cash payment shall, when taken together with the amount of receivables assigned to RHI, exceed $9,000,000. Previously, FII was permitted to dividend $4,000,000 to RHI provided that FII's net worth did not decrease below $80,000,000 as a result of the dividend.

     The New Amendments further require that in the event that the Surviving Corporation sells its interest in Shared Technologies Cellular, Inc. within 150 days of the Merger, RHI shall contribute 40% of the cash proceeds received by the Surviving Corporation up to a maximum of $1,600,000.

     The New Amendments provide that the Tax Sharing Agreement to be entered into concurrently with the Merger will not require the Surviving Corporation to share any reduction in the tax payment of the Surviving Corporation, as a result of the Surviving Corporation's utilizing any net operating losses or tax credits of FII or its subsidiary as a result of their operations prior to the Merger.

     The New Amendments change the date that the Agreement may be terminated by either FII or STI if the conditions to the Merger are not met from March 8, 1996 to March 15, 1996, and further provide that the Merger Agreement may be terminated if the Stockholders of STI do not approve the Merger on or before March 13, 1996.

EXCHANGE OF PREFERRED STOCK

     In addition to the New Amendments, RHI and STI have agreed, separately from the Merger Agreement, that following the Merger, RHI will exchange the 6% Cumulative Convertible Preferred Stock and the Special Preferred Stock for two new series of Preferred Stock (the "New 6% Cumulative Convertible Preferred Stock" and the "New Special Preferred Stock", respectively) to be approved by the Directors of STI pursuant to its authority under its Certificate of Incorporation, which will have terms identical to the 6% Cumulative Convertible Preferred Stock and the Special Preferred Stock in all respects except that (i) the date fixed for redemption of the Special Preferred Stock shall be extended to March 31, 2008, and require that during the period from April 1, 2007 until March 31, 2008 the Surviving Corporation pay a dividend on the then existing liquidation value of the New Special Preferred Stock equal to the rate payable on the % Senior Subordinated Discount Notes due 2006 to be issued by a subsidiary of the Surviving Corporation in connection with the Merger, and (ii) both the New 6% Cumulative Convertible Preferred Stock and the New Special Preferred Stock will provide that the prohibition on contracted restrictions conflicting with the terms of the New 6% Cumulative Convertible Preferred Stock and the New Special Preferred Stock will not apply to such contracted restrictions contained in any debt instrument or borrowing consented to in writing by a majority of the holders of such New 6% Cumulative Convertible
Preferred Stock or New Special Preferred Stock, and any subsequent amendments, modifications, supplements, or restatements thereof (including such contracted restrictions entered into in connection with any refinancings of such debt instruments or borrowings); provided that, any such subsequent amendments, modifications, supplements, restatements or refinancings will not be permitted to contain restrictions on payment obligations with respect to the New 6% Cumulative Convertible Preferred Stock or the New Special Preferred Stock which are more restrictive, or more adverse to the holders of such Special Preferred Stock or the 6% Cumulative Convertible Preferred Stock, in each such case, than as originally consented to by a majority of the holders of such New 6% Cumulative Convertible Preferred Stock or New Special Preferred Stock.

     Management believes that the New Amendments are in the best interests of the Stockholders, although there can be no assurance that the net effect of the New Amendments will positively affect the Surviving Corporation.

                                                                     EXHIBIT A-2

                              SECOND AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER

     This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of February 23, 1996 ("Second Amendment"), is made by and among Fairchild Industries, Inc., a Delaware corporation ("Fairchild"), RHI Holdings, Inc., Delaware corporation ("RHI"), The Fairchild Corporation, a Delaware corporation ("TFC"), and Shared Technologies Inc., a Delaware corporation ("Shared Technologies"), amending certain provisions of the Agreement and Plan of Merger dated as of November 9, 1995, as amended by the First Amendment to the Agreement and Plan of Merger dated as of February 2, 1996, including the exhibits and schedules thereto (the "Merger Agreement") by and among Fairchild, RHI, TFC and Shared Technologies. Terms not otherwise defined herein which are defined in the Merger Agreement shall have the same respective meanings herein as therein.

     WHEREAS, Fairchild, RHI, TFC and Shared Technologies have agreed to modify certain terms and conditions of the Merger Agreement as specifically set forth in this Second Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         AMENDMENTS TO MERGER AGREEMENT

     1.1 The following shall be added as a new final paragraph to Schedule 3.1(b) to the Merger Agreement, "Summary of Terms of Special Preferred Stock":

     "The terms of the Special Preferred Stock will provide, or Fairchild, RHI and Shared Technologies shall enter into an agreement giving, Shared Technologies the option to extend the final maturity of the Special Preferred Stock from March 31, 2007, to March 31, 2008. If such option is exercised, Shared Technologies will pay a dividend to the holders of the Special Preferred Stock at the same rate payable on the Senior Discount Notes due 2006 to be issued by a subsidiary of the Surviving Corporation in connection with the Merger, calculated on the outstanding liquidation preference of the Special Preferred Stock. Such dividend shall accrue from March 31, 2007, and be payable quarterly beginning June 30, 2007."

     1.2 Section 6.7(a) of the Merger Agreement is amended by adding "( the `Closing Date Balance Sheet')," after the words "Effective Date" on the last line of such section, such that such line reads as follows:

     ". . . . . . gies on the Effective Date (the "Closing Date Balance Sheet"),
     is at least $80,000,000); . . . . . . . . ."

     1.3 Section 6.7(b) of the Merger Agreement is amended in its entirety to read as follows:

     "(b) except as contemplated by Schedule 9.1 and except for the assignment to RHI by Fairchild of Fairchild's receivables (the "Permitted Receivables Assignment"), in an amount of $9,000,000, there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capi tal stock of Fairchild or any of its subsidiaries, or any declaration, setting aside or payment of any dividend or other distribution by Fairchild or any of its subsidiaries in respect of their capital stock; provided that the Permitted Receivables Assignment shall not reduce the net worth of Fairchild to less than $80,000,000. Notwithstanding the foregoing, if the Effective Time shall not have occurred on or prior to March 15, 1996, the amount of the Permitted Receivables Assignment shall be increased to the maximum amount which would not cause the net worth of Fairchild, as evidenced by the Closing Date Balance Sheet, to be less than $80,000,000. Within 90 days of the Closing Date, Arthur Andersen, L.L.P. will prepare and deliver to the parties an audited balance sheet of Fairchild as of the Closing Date (the "Audited Balance Sheet"). In the event that the net worth of Fairchild, as shown on the Audited Balance Sheet, (x) is less than $80,000,000, Fairchild shall pay to Shared Technologies an amount in cash equal to such difference or (y) is more than $80,000,000, Shared Technologies shall pay to Fairchild an amount in cash equal to such difference; provided that no such cash payment, when taken together with the amount of receivables assigned to RHI by Fairchild pursuant to this paragraph, shall be required in an amount greater than the amount of the Permitted Receivables Assignment."

     1.4 The  following  shall  be  added as a new  Section  8.12 of the  Merger
Agreement:

     "8.12 Post Merger Sale of Shared Technologies Cellular, Inc. RHI agrees that if, within 150 days of the Effective Time, the Surviving Corporation shall receive cash proceeds from the sale of its interest, as of this date, in STCI, then RHI shall contribute to the Surviving Corporation, a sum equal to 40% of such cash proceeds received by the Surviving Corporation, up to a maximum contribution of $1,600,000."

     1.5 Section 10.1(c) of the Merger Agreement is hereby amended by deleting the date "March 8, 1996," and inserting the date "March 15, 1996," in lieu thereof.

     1.6 Section 10.1(d) shall be amended by deleting the words ". . . , at the Special Meeting of (including any adjournment thereof)," and adding at the end of such section the words "on or before March 4, 1996".

                                   ARTICLE II

                    AMENDMENTS TO THE TAX SHARING AGREEMENT
                                  (EXHIBIT E)

     2.1 The parties hereto agree to amend The Tax Sharing Agreement as set forth as Exhibit E to the Merger Agreement to provide for the following language:

           (i) Notwithstanding any other representation in the merger Agreement or in the Tax Sharing Agreement, TFC and RHI make no representation or warrranty as to (i) the amount of any net operating loss and tax credits of the TFC Group allocable to FII or VSI at the Effective Date as a result of the operations of FII and VSI prior to the Effective Date; and (ii) the amount of any reduction in tax payable by Shared Technologies due to utilization of any net operating loss or tax credit of the TFC Group allocable to FII and VSI as a result of the operations of FII and VSI prior to the Effective Date.

          (ii) Notwithstanding any other provisions of the Tax Sharing Agreement, Shared Technologies shall not share with TFC and RHI any reduction in the tax payment of Shared Technologies as a result of Shared Technologies utilizing any net operating losses or tax credits of the TFC Group allocable to FII or VSI at the Effective Date or as a result of operations of FII and VSI prior to the Effective Date.

                                  ARTICLE III

                       PROVISIONS OF GENERAL APPLICATION

     3.1 Except as otherwise expressly provided by this Second Amendment, all of the terms, conditions and provisions to the Merger Agreement remain unaltered. The Merger Agreement and this Second Amendment shall be read and construed as one agreement.

     3.2 If any of the terms of this Second Amendment shall conflict in any respect with any of the terms of the Merger Agreement, the terms of this Second Agreement shall be controlling.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

SHARED TECHNOLOGIES                               THE FAIRCHILD CORPORATION

By: /s/ Anthony D. Autorino                       By: /s/ Donald E. Miller
    Chief Executive Officer                           Senior Vice President


FAIRCHILD INDUSTRIES, INC.                        RHI HOLDINGS, INC.

By: /s/ Donald E. Miller                          By: /s/ Donald E. Miller
    Vice President                                    Vice President

ACCEPTED AND AGREED TO BY:

FAIRCHILD HOLDING CORP.

By: /s/ Donald E. Miller
    Vice President

                                                                     EXHIBIT A-3

                               THIRD AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER

     This THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of March 1, 1996 ("Third Amendment"), is made by and among Fairchild Industries, Inc., a Delaware corporation ("Fairchild"), RHI Holdings, Inc., a Delaware corporation ("RHI"), The Fairchild Corporation, a Delaware corporation ("TFC"), and Shared Technologies Inc., a Delaware corporation ("Shared Technologies"), amending certain provisions of the Agreement and Plan of Merger dated as of November 9, 1995, as amended by the First Amendment to Agreement and Plan of Merger dated as of February 2, 1996 (the "First Amendment"), as further amended by the Second Amendment to Agreement and Plan of Merger dated as of February 23, 1996 (the "Second Amendment"), including the exhibits and schedules thereto (the Agreement and Plan of Merger, as amended by the First Amendment and the Second Amendment, are referred to collectively herein as the "Merger Agreement") by and among Fairchild, RHI, TFC and Shared Technologies. Terms not otherwise defined herein which are defined in the Merger Agreement shall have the same respective meanings herein as therein.

     WHEREAS, Fairchild, RHI, TFC and Shared Technologies have agreed to modify certain terms and conditions of the Merger Agreement as specifically set forth in this Third Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                         AMENDMENTS TO MERGER AGREEMENT

     1.1 The Merger Agreement hereby is amended by deleting therefrom in its entirety Section 1.1 of the Second Amendment.

     1.2 Section 10.1(d) of the Merger Agreement (as amended by Section 1.6 of the Second Amendment), hereby is amended by deleting the words "on or before March 4, 1996", and adding the words "on or before March 13, 1996" at the end of such section.

     1.3 Section 6.7(b) of the Merger Agreement (as amended by Section 1.3 of the Second Amendment) hereby is amended by deleting clauses (x) and (y) therefrom in their entirety (but not deleting the proviso following such clauses), and substituting therefor the following: "(x) is less than $80,000,000, TFC shall pay to Shared Technologies an amount in cash equal to such difference or (y) is more than $80,000,000 Shared Technologies shall pay to TFC an amount in cash equal to such difference;".

                                   ARTICLE II

                        PROVISIONS OF GENERAL APPLICATION

     2.1 Except as otherwise expressly provided by this Third Amendment, all of the terms, conditions and provisions to the Merger Agreement remain unaltered. The Merger Agreement and this Third Amendment shall be read and construed as one agreement.

     2.2 If any of the terms of this Third Amendment shall conflict in any respect with any of the terms of the Merger Agreement, the terms of this Third Amendment shall be controlling.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

SHARED TECHNOLOGIES INC.                    THE FAIRCHILD CORPORATION


By: /s/ Anthony D. Autorino                 By: /s/ Donald E. Miller
    Chief Executive Officer                     Senior Vice President

FAIRCHILD INDUSTRIES, INC.                  RHI HOLDINGS, INC.


By: /s/ Donald E. Miller                     By: /s/ Donald E. Miller
    Vice President                               Vice President


ACCEPTED AND AGREED TO BY:

FAIRCHILD HOLDING CORP.


By: /s/ Donald E. Miller
    Vice President

                            SHARED TECHNOLOGIES INC.


                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                   March 4, 1996


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Anthony D. Autorino and Vincent DiVincenzo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of common stock, par value $.004, (the "Common Stock") of Shared Technologies Inc. ("STI") held of record by the undersigned on February 1, 1996 at the Special Meeting of Stockholders to be held on March 4,1996 or any adjournment or adjournments thereof, upon all matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated February 12, 1996, a copy of which has been received by the undersigned, as follows:



1. To approve (i) the merger of Fairchild Industries Inc. with and into STI pursuant to the terms of an Agreement and Plan of Merger, dated as of November 9, 1995, as amended (the "Merger Agreement") and (ii) amendments to the Restated Certificate of Incorporation of STI as required by the Merger Agreement as a condition to the Merger to:

            (a) increase  the  authorized  Common Stock, $.004 par value of STI from 20,000,000 to 50,000,000;

            (b) increase  the  authorized  shares  of  preferred stock, $.01 par value, of STI from 10,000,000 to 25,000,000; and

            (c) change the name of STI to "Shared Technologies Fairchild Inc."

     |_|     FOR                  |_|     AGAINST               |_|     ABSTAIN

2.       Grant  authority to vote upon such other  matters as may properly  come
         before  the  Special   Meeting  as  Anthony  D.  Autorino  and  Vincent
         DiVincenzo determine are in the best interest of the Company.

     |_|     FOR                  |_|     AGAINST               |_|     ABSTAIN

          The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement. Any proxy heretofore given to vote said Common Stock is hereby revoked. The undersigned hereby ratify and confirm all that said proxy or any of their substitutes may lawfully do by virtue hereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
       DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS
              PROXY WILL BE VOTED "FOR" EACH OF THE MATTERS STATED.

          Please be sure to complete, sign and date this Proxy and return it in the enclosed envelope. If acting as an executor, administrator, trustee or guardian, you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer. If Common Stock is held jointly, each Stockholder should sign.

Date:___________________


________________________________                     __________________________
SIGNATURE                                            CO-OWNER SIGN HERE